UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 30, 2004

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	0-50363	020681276
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1616 Anderson Road, Suite 208
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: (703) 286-7000

Item 2. Acquisition or Disposition of Assets

3874 Highland Park, NW

On January 30, 2004, Gladstone Commercial Corporation (the “Company”), through its “operating partnership,” Gladstone Commercial Limited Partnership, acquired a 54,018 square foot commercial office and warehouse building located in Canton, Ohio (“3874 Highland Park”).

3874 Highland Park was acquired for an aggregate cost to the Company of $3.65 million in cash, including transaction costs. The Company paid the purchase price and transaction costs using $3.65 million of proceeds from the Company’s initial public offering in 2003.

The following table sets forth certain information relating to 3874 Highland Park as of January 1, 2004:

Property	Year	Rentable	Occupancy	Total Rental	Total Rental	Major	Year
	Built	Square Feet		Revenue (1)	Revenue per	Tenants	Of
					Occupied Square		Lease
					Foot(2)	Graphic	Expiration
3874 Highland Park,						Enterprises
NW	1994	54,018	100.0%	$337,625	$6.25	of Ohio, Inc.	2014

(1) Total rental revenue is the annual contractual base rent as of January 1, 2004.

(2) This represents the property’s Total Rental Revenue (calculated as described in note (1) above) divided by its occupied square feet as of January 1, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired:

The required financial statements will be filed by amendment within 60 days of filing this Form 8-K.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment within 60 days of filing this Form 8-K.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit	Description
Number
2.1	Purchase Agreement Dated January 30, 2004 Between GEI Canton OH LLC and Graphic Enterprises of Ohio, Inc.
99.1	Lease Agreement Dated January 30, 2004 Between GEI Canton OH LLC and Graphic Enterprises of Ohio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 10, 2004	Gladstone Commercial Corporation (Registrant) By:/s/ Harry Brill

(Harry Brill, Chief Financial Officer)

INDEX TO EXHIBITS

Exhibit	Description
Number
2.1	Purchase Agreement Dated January 30, 2004 Between GEI Canton OH LLC and Graphic Enterprises of Ohio, Inc.
99.1	Lease Agreement Dated January 30, 2004 Between GEI Canton OH LLC and Graphic Enterprises of Ohio, Inc.